Exhibit 99.1

For Immediate Release                              For more information contact:
Tuesday, July 27, 2004                       Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                     Reports Higher Second Quarter Earnings


     Delphi, Indiana, July 27, 2004 - Chromcraft Revington, Inc. (AMEX:CRC) today reported that net earnings for the second quarter ended July 3, 2004 increased 28.3% to $2,039,000, or $.48 per share on a diluted basis, from $1,589,000, or $.38 per share on a diluted basis, for the prior year period. Sales for the quarter decreased 3.5% to $42,638,000 from $44,166,000 in the second quarter of 2003.

     For the first half of 2004, net earnings were $3,532,000, or $.84 per share on a diluted basis, as compared to $3,780,000, or $.90 per share on a diluted basis, for the same period last year. Sales for the six months ended July 3, 2004 were $89,105,000, a 4.8% decrease from $93,597,000 reported for the prior year period. Net earnings for the first six months of 2004 included a previously reported pre-tax charge of $1,100,000, or $.16 per share after-tax, recorded in the first quarter of 2004, to reflect a minimum annual supplemental retirement benefit payable to Michael E. Thomas, Chairman, President and Chief Executive Officer. The charge resulted from an amendment to Mr. Thomas' employment and supplemental retirement agreements with the Company dated March 3, 2004.

     Commenting on second quarter results, Mr. Thomas said that the sales decline from last year was due to lower shipments of bedroom and occasional furniture. Thomas pointed out that import competition, particularly in bedroom furniture, continues to have a negative impact on shipments. The second quarter sales decrease was partially offset by higher shipments of upholstered, dining room and commercial furniture as compared to the same period last year. Upholstered furniture shipments were higher in the second quarter due to the introduction of leather sofas and chairs at the Company's Silver Furniture and Peters-Revington subsidiaries. Thomas pointed out that the increase in earnings over last year's second quarter was primarily due to cost reductions. Looking ahead, Thomas added that the sales order backlog entering the third quarter was slightly lower as compared to the year ago level.

     Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names. The Company's strategy is to operate as a low-cost, high quality manufacturer of residential and commercial furniture. The Company has increased imports of low-cost labor intensive furniture components and finished furniture from the Pacific Rim to supplement the Company's furniture manufacturing. Using this blended approach of domestic manufacturing and selective importing, the Company is better able to control the quality of furniture and service to its customers.


                                                        More....................
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            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)

                                                  Three Months Ended       Six Months Ended
                                                 --------------------    --------------------
                                                 July 3,     June 28,    July 3,     June 28,
                                                   2004        2003        2004        2003
                                                 -------     -------     -------     -------
Sales                                            $42,638     $44,166     $89,105     $93,597
                                                 -------     -------     -------     -------
Gross margin                                       9,873       9,598      20,581      20,633
Selling, general and administrative expenses       6,374       6,732      14,461      13,909
                                                 -------     -------     -------     -------
Operating income                                   3,499       2,866       6,120       6,724
Interest expense                                     189         304         386         628
                                                 -------     -------     -------     -------
Earnings before income tax expense                 3,310       2,562       5,734       6,096
Income tax expense                                 1,271         973       2,202       2,316
                                                 -------     -------     -------     -------
Net earnings                                     $ 2,039     $ 1,589     $ 3,532     $ 3,780
                                                 =======     =======     =======     =======

Earnings per share of common stock
       Basic                                     $   .49     $   .38     $   .86     $   .92
       Diluted                                   $   .48     $   .38     $   .84     $   .90

Shares used in computing earnings
    per share
      Basic                                        4,132       4,131       4,115       4,116
      Diluted                                      4,220       4,177       4,201       4,180



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                Condensed Consolidated Balance Sheets (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                       July 3,      June 28,    December 31,
                                                        2004          2003          2003
                                                      --------      --------      --------
Accounts receivable                                   $ 19,537      $ 19,893      $ 17,768
Inventories                                             36,716        40,187        30,868
Prepaid expenses and other                               2,018         1,707         1,362
                                                      --------      --------      --------

      Current assets                                    58,271        61,787        49,998

Property, plant and equipment, net                      33,882        36,847        35,166
Other long-term assets                                     803         2,616           736
                                                      --------      --------      --------

      Total assets                                    $ 92,956      $101,250      $ 85,900
                                                      ========      ========      ========

Current portion of bank debt                          $  5,000      $  6,250      $  5,000
Accounts payable                                         5,791         5,638         4,642
Accrued liabilities                                      9,021        13,340        10,312
                                                      --------      --------      --------

      Current liabilities                               19,812        25,228        19,954

Bank debt                                                9,550        19,350         7,050
Other long-term liabilities                              5,500         6,538         5,098
                                                      --------      --------      --------

      Total liabilities                                 34,862        51,116        32,102

Stockholders' equity                                    58,094        50,134        53,798
                                                      --------      --------      --------

      Total liabilities and stockholders' equity      $ 92,956      $101,250      $ 85,900
                                                      ========      ========      ========


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           Condensed Consolidated Statements of Cash Flows (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                                      Six Months Ended
                                                                    ---------------------
                                                                    July 3,      June 28,
                                                                      2004         2003
                                                                    -------      -------
Operating Activities
   Net earnings                                                     $ 3,532      $ 3,780
      Adjustments to reconcile net earnings to net
         cash provided by (used in) operating activities
           Depreciation expense                                       1,905        2,280
           Deferred income taxes                                       (403)        (330)
           Non-cash ESOP compensation expense                           459          416
           Stock option compensation expense                             99           99
           Changes in assets and liabilities
               Accounts receivable                                   (1,769)      (1,351)
               Inventories                                           (5,848)        (375)
               Accounts payable and accrued liabilities                (113)      (1,194)
               Other                                                     81         (436)
                                                                    -------      -------

   Cash provided by (used in) operating activities                   (2,057)       2,889
                                                                    -------      -------

Investing Activities
   Capital expenditures, net                                           (620)        (428)
                                                                    -------      -------

   Cash used in investing activities                                   (620)        (428)
                                                                    -------      -------

Financing Activities
   Net borrowing (repayment) under a bank revolving credit line       5,000       (1,200)
   Principal payments on bank term loan                              (2,500)      (1,250)
   Stock repurchases                                                     --         (922)
   Proceeds from exercise of stock options                              177          911
                                                                    -------      -------

   Cash provided by (used in) financing activities                    2,677       (2,461)
                                                                    -------      -------

Net change in cash                                                       --           --

Cash at beginning of period                                              --           --
                                                                    -------      -------

Cash at end of period                                               $    --      $    --
                                                                    =======      =======